SECURITIES AND EXCHANGE COMMISSION

				     Washington, D.C.  20549

	       ______________________________________________________


						    FORM 8-K

			  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
			      THE SECURITIES EXCHANGE ACT OF 1934

	DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 9, 1997



					    CALLON PETROLEUM COMPANY
	    (Exact name of Registrant as specified in its charter)



	 Delaware                      0-25192                 64-0844345
_______________________________      ___________           ___________________
(State or other jurisdiction of      Commission            (I.R.S. Employer
 incorporation or organization)      File Number           Identification No.)



					      200 North Canal Street
					    Natchez, Mississippi  39120
	      ____________________________________________________________
	 (Address of Principal Executive Offices)(Including Zip Code)



							(601) 442-1601
		  ____________________________________________________
		  (Registrant's telephone number, including area code)

Item 5. Other events

	Callon Petroleum Company announced on January 9, 1997 the resignation of John S. Callon, 76, as chief executive officer and the appointment of Fred L. Callon, 46, its president, as its new chief executive officer. At the same time Dennis W. Christian, 50, senior vice president, acquisitions and operations, assumed the position of chief operating officer which was previously held by Fred L. Callon.

	John S. Callon will continue to serve as chairman of the board of directors and as a special consultant to the company. The chairman stated he is fully confident that the senior management team of Fred L. Callon, CEO, Dennis W. Christian, COO, and John S. Weatherly, CFO, will continue the outstanding growth of the company in a planned and conservative manner.

	"While everyone at Callon is saddened to seeing John assume a less active role, we are secure in our knowledge that his wisdom and advise will be readily available," Fred L. Callon points out.

Item 7. Exhibits

	1.   Underwriting Agreement*

	2. Plan of acquisition, reorganization, arrangement, liquidation or succession.*

	4. Instruments defining the rights of security holders, including indentures*

	16.  Letter re change in certifying accountants*

	17.  Letter re director resignation*

	20.  Other documents or statements to security holders*

	23.  Consents of experts and counsel*

	24.  Power of attorney*

	27.  Financial data schedule*

	99.  Additional exhibits*
_________________________
*       Inapplicable to this filing

							 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


							      CALLON PETROLEUM COMPANY

Date  January 14, 1997            By /s/ John S. Weatherly
							   _________________________________________
							      John S. Weatherly, Senior Vice President,
							      Chief Financial Officer and Treasurer